Exhibit 10.6

SERENA SOFTWARE, INC.

AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN

STOCK OPTION GRANT NOTICE

(Time and Performance Option)

Serena Software, Inc. (the “Company”), pursuant to its Amended and Restated 2006 Stock Incentive Plan (as amended from time to time, the “Plan”), hereby grants to the “Optionholder” identified below an Option to purchase the number of shares of the Company’s Common Stock (“Shares”) set forth below. This Option is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement, the Management Stockholders Agreement, the Plan and the Notice of Exercise, all of which are incorporated herein in their entirety.

Optionholder:

Date of Grant:

Total Number of Shares Subject to Option:

Number of Shares Subject to Time-Based Vesting (the “Time Option”):

Number of Shares Subject to Performance-Based Vesting (the “Performance Option”):

Exercise Price (Per Share): $

Total Exercise Price: $

Expiration Date:

I.	Type of Grant:	Nonstatutory Stock Option

II.	Exercise Schedule:	Same as Vesting Schedule

III. Vesting Schedule for Time Option: Subject to the Optionholder’s Continuous Service on each applicable vesting date, 1/6th of the Shares subject to the Time Option shall vest on the six-month anniversary of the Date of Grant and an additional 1/36th of the Shares subject to the Time Option shall vest on each monthly anniversary of the Date of Grant thereafter.

IV. Vesting Schedule for Performance Option: Subject to the Optionholder’s Continuous Service on each applicable vesting date, 1/3rd of the Shares subject to the Option shall be eligible to vest (the “Eligible Shares”) upon the achievement of the applicable EBITA Target for each of fiscal years 2013, 2014 and 2015. The percentage of the Eligible Shares that shall vest in each of fiscal years 2013, 2014 and 2015 shall be determined in accordance with the table below, subject to linear interpolation for EBITA achievement which falls in between the percentages below; provided, that there shall be no linear interpolation for EBITA achievement that is less than 90%:

EBITA Achievement	Percentage of Eligible Shares that Vest Upon Attainment of Applicable EBITA Target
90%	50%
95%	75%
100%	100%
≥ 105%	150%

The EBITA Targets shall be as follows, subject to adjustment by the Board as described below:

FY 2013	FY 2014	FY 2015
$82,000,000	$83,000,000	$88,000,000

The EBITA Targets shall be adjusted by the Board in good faith to reflect each acquisition or disposition by the Company or any of its Subsidiaries of any business, operation, entity, division or any portion thereof or any assets outside the ordinary course of business. Any such adjustment shall be (i) based on the projections utilized by the Board in good faith in connection with the Board’s approval of any such acquisition or disposition and reflect the projected impact of such acquisition or disposition on EBITA (including any impact resulting from purchase accounting) (it being understood that prior to utilizing any such projections in connection with any such approval the Board shall consult with, and consider in good faith the comments of, the Company’s Chief Executive Officer and Chief Financial Officer with respect to such projections) and (ii) final and binding on all persons so long as it was made in good faith. With respect to the table above, each fiscal year of the Company shall end on January 31, unless the Board shall otherwise adjust the Company’s fiscal year, in which event the Board shall in good faith adjust the EBITA Targets. With respect to each fiscal year, the determination of EBITA shall be made by the Board (or any committee delegated such authority by the Board) promptly after the independent auditors of the Company have delivered their audit report with respect to such fiscal year to the Board and will be based upon the financial information reflected in such audited financial statements.

For these purposes:

“EBITA” will equal, for any fiscal year, the “Net Profit (Loss)” (as defined below) of the Company for such period, plus, to the extent deducted in determining such Net Profit (Loss) and without duplication, (i) consolidated income tax expense of the Company, (ii) “Net Interest Expense” (as defined below), (iii) consolidated amortization expense of the Company, (iv) any extraordinary, unusual or non-recurring non-cash expenses or losses (including, whether or not otherwise includible as a separate item in the statement of such Net Profit (Loss) for such period, non-cash losses on sales of assets outside the ordinary course of business), (v) any extraordinary, unusual or non-recurring severance expenses, (vi) stock-based compensation expense recognized under FAS 123(R), (vii) management fees payable to any Affiliate of Silver Lake Partners II, L.P., (viii) all expenses incurred in connection with the execution, delivery and performance of the Agreement and Plan of Merger, dated as of November 11, 2005, by and between Spyglass Merger Corp. and the Company and the consummation of the transactions related thereto (including the financing thereof and all transaction-related consulting, advisory and other expenses incurred prior to the completion of the first quarter of FY2007), and (ix) any fees and expenses incurred in connection with (A) the incurrence or issuance or repayment, redemption or repurchase of any indebtedness for money borrowed or (B) any equity financing, and minus to the extent included in determining such Net Profit (Loss) for such period and without duplication (x) any extraordinary, unusual or non-recurring non-cash gains or income and (y) investment income or gains; and in all cases subject to such other adjustments, without duplication, as are provided for in the definition of “Consolidated EBITDA” in the Credit Agreement by and among the Company and the several lenders from time to time party thereto dated as March 10, 2006, as amended from time to time, excluding any such adjustments related to depreciation.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Net Interest Expense” means, for any period, the sum of (i) consolidated interest expense of the Company plus (ii) consolidated interest income of the Company, in each case for such period and determined in accordance with GAAP.

“Net Profit (Loss)” means, for any period, the consolidated net income or loss of the Company for such period determined in accordance with GAAP, provided that Net Profit (Loss) shall exclude (i) the cumulative effect of any change in GAAP during such period and (ii) any effect from the early extinguishment of indebtedness, hedging obligations or other derivative instruments.

Notwithstanding the foregoing, in the event of a Change in Control or an Initial Public Offering where the price per Share (as determined by the Board in good faith, as adjusted for stock dividends, stock splits, reverse stock splits, reorganizations, reclassifications or similar transactions, in accordance with the Plan) is valued at greater than $3.00 per Share (a “Liquidity Event”) at the time of such Liquidity Event, a percentage of the portion of the Performance Option that is unvested as of immediately prior to the Liquidity Event will automatically vest and become exercisable immediately prior to the occurrence of such Liquidity Event. The percentage that vests shall be determined in accordance with the following schedule, subject to linear interpolation for per Share values which fall between the values set forth below. Any Shares subject to the Performance Option that have not become vested upon the occurrence of the Liquidity Event shall remain subject to the performance-based vesting schedule described above.

Per Share Value	Percentage of the Unvested Portion of the Performance Option that Vests
$3.00	0%
$3.25	33.3%
$3.50	66.7%
$3.75	100%

For purposes of the preceding paragraph, the term “Initial Public Offering” shall mean an initial public offering of the Company of at least 25% of the outstanding shares of Common Stock, or that results in gross proceeds to the Company equal to or greater than $25,000,000. For the avoidance of doubt, any subsequent public offering of the Company will be combined with the Initial Public Offering of the Company in order to determine whether the 25% threshold contained in the preceding sentence has been surpassed.

V. Payment: By cash or check (unless otherwise permitted by the Board).

VI. Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement and the Plan. Optionholder further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement, the Management Stockholders Agreement and the Plan (collectively, the “Option Agreements”) set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of (i) options previously granted and delivered to Optionholder under the Plan (but only to the extent such options remain outstanding as of the date hereof), and (ii) the agreements, if any, listed below.

SERENA SOFTWARE, INC.	OPTIONHOLDER

By:
Signature

Title:	Date:

Date:

SPOUSAL CONSENT (if applicable):

The undersigned spouse of Optionholder has read and hereby approves the terms and conditions of this Grant Notice and the Option Agreements. In consideration of the Company granting his or her spouse the Option, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Option Agreements and, if the undersigned resides in a community property state, further agrees that any community property interest shall be similarly bound.

Signature of Spouse

Date:

SERENA SOFTWARE, INC.

AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

(Time and Performance Option)

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Stock Option Agreement, Serena Software, Inc. (the “Company”) has granted you a stock option under its Amended and Restated 2006 Stock Incentive Plan (as amended from time to time, the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Capitalized terms not defined in this Stock Option Agreement or in the Grant Notice but defined in the Plan shall have the same definitions as in the Plan. For the avoidance of doubt, the terms and conditions of the Grant Notice are a part of the Stock Option Agreement, unless otherwise specified.

The details and terms and conditions of this Stock Option Agreement shall govern your Option, notwithstanding any less favorable terms and conditions on the same matter set forth in the Plan (subject, however, to Section 15 hereof):

1. Vesting.

(a) Subject to the limitations contained herein, your Option will vest as set forth in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

(b) Notwithstanding any provision of this Stock Option Agreement to the contrary, in the event of a Change in Control, (i) the Time Option shall, to the extent not then vested and not previously cancelled, become fully vested and exercisable immediately prior to the consummation of such Change in Control and (ii) the Performance Option shall, to the extent not then vested and not previously cancelled, become fully vested and exercisable in the event that your Continuous Service is terminated by the Company (or its successor in interest) without Cause, or as a result of your resignation for Good Reason, during the twelve-month period following a Change in Control, upon the date of such termination or resignation, as applicable.

2. Number of Shares and Exercise Price. The number of shares of Common Stock subject to your Option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for various adjustments in the Company’s equity capital structure, as provided in the Plan.

3. Method of Payment.

(a) Payment of the exercise price is due in full upon exercise of all or any part of your Option. You may elect to make payment of the exercise price in cash or by check. Alternatively, provided that at the time of exercise there is a public market for the shares of Common Stock, your exercise may be implemented pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. Notwithstanding the terms of the previous sentence, you may not be permitted to exercise your Option pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board if such exercise would violate the provisions of Section 402 of the Sarbanes-Oxley Act of 2002.

(b) You may elect to make payment of the exercise price, in whole or in part, in shares of Common Stock having a Fair Market Value equal to the amount of the aggregate exercise price or such portion thereof, as applicable; provided, however, that you must satisfy all such requirements as may be imposed by the Board including without limitation that you have held such shares for not less than six months (or such other period as established from time to time by the Board in order to avoid a supplemental charge to earnings for financial accounting purposes).

(c) Where you elect to pay the exercise price of an Option and/or taxes relating to the exercise of an Option by delivering shares of Common Stock, you may, subject to procedures satisfactory to the Board, satisfy such delivery requirement by presenting proof that you are the Beneficial Owner of such shares of Common Stock, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of shares from the Shares acquired by the exercise of the Option.

(d) The Company may permit you to make payment of the exercise price in any other form of legal consideration that may be acceptable to the Board in its sole discretion.

4. Whole Shares. You may exercise your Option only for whole shares of Common Stock.

5. Compliance.

(a) Securities Law Compliance. Notwithstanding anything to the contrary contained herein, you may not exercise your Option unless the Shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such Shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your Option must also comply with other applicable laws and regulations governing your Option, and you may not exercise your Option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

(b) Plan Compliance. Notwithstanding anything to the contrary contained herein, you may not exercise your Option if the terms of the Plan do not permit the exercise of Options, or if the Company exercises its rights under the Plan to suspend, delay or restrict the exercise of Options.

6. Term. You may not exercise your Option before the commencement of its term on the Date of Grant or after its term expires. Subject to the provisions of the Plan and this Stock Option Agreement, you may exercise all or any part of the vested portion of the Option at any time prior to the earliest to occur of:

(a) the date on which your Continuous Service is terminated for Cause;

(b) three (3) months after you terminate your Continuous Service by resigning without Good Reason;

(c) twelve (12) months after the termination of your Continuous Service without Cause or after you terminate your Continuous Service by resigning for Good Reason;

(d) twelve (12) months after the termination of your Continuous Service due to your Disability;

(e) twelve (12) months after the termination of your Continuous Service due to your death; or

(f) the Expiration Date indicated in the Grant Notice.

Notwithstanding the foregoing, if the exercise of your Option is prevented within the applicable time periods set forth in Sections 6(b), (c) or (d) for any reason, your Option shall not expire before the date that is thirty (30) days after the date that you are notified by the Company that the Option is again exercisable, but in any event no later than the Expiration Date indicated in your Grant Notice.

7. Exercise Procedures.

(a) Subject to Section 5 above and other relevant terms and conditions of the Plan and this Stock Option Agreement, you may exercise the vested portion of your Option during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Company’s Chief Financial Officer, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then reasonably require.

(b) By exercising your Option you agree that, as a condition to any exercise of your Option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company (including any Affiliate) arising by reason of (i) the exercise of your Option, or (ii) other applicable events.

(c) By exercising your Option you agree that, as a condition to any exercise of your Option, you and your spouse, if requested by the Company, contemporaneously with the exercise of your Option and prior to the issuance of any certificate representing the Shares of Common Stock purchased upon the exercise of your Option, shall execute the Management Stockholders Agreement, including any and all amendments to such agreement in effect at the time of such exercise.

(d) By exercising your Option you agree that the Company (or a representative of the underwriter(s)) may, in connection with the first underwritten registration of the offering of any equity securities of the Company under the Securities Act (or any underwritten registration of any securities of the Company prior to that time), require that for a specified period of time, you not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to your shares of Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 7(d) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

(e) As a condition of any exercise of your Option, you and your spouse, if any, agree that prior to the effectiveness of the first underwritten registration of the Company’s equity securities under the Securities Act, you shall not transfer any or all of the shares of Common Stock purchased upon exercise of your Option unless permitted to do so under the terms of the Plan or the Management Stockholders Agreement.

8. Documents Governing Issued Common Stock. Shares of Common Stock that you acquire upon exercise of your Option are subject to the terms of the Plan, the Company’s bylaws, the Company’s certificate of incorporation, any agreement relating to such shares of Common Stock to which you become a party, or any other similar document. You should ensure that you understand your rights and obligations as a stockholder of the Company prior to the time that you exercise your Option.

9. Limitations on Transfer of Options. Your Option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your Option.

10. Rights Upon Exercise. You will not have any rights to dividends or other rights of a stockholder with respect to the Shares subject to the Option until you have given written notice of the exercise of the Option, paid in full for such Shares and, if applicable, satisfied any other conditions imposed by the Board pursuant to the Plan.

11. Option Not a Service Contract. Your Option is not an employment contract, and nothing in your Option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ or service of the Company or any of its Affiliates, or of the Company or any of its Affiliates to continue your employment. In addition, nothing in your Option shall obligate the Company or any of its Affiliates, their respective stockholders, Boards of Directors, officers or employees to continue any relationship that you might have as a Director or Consultant or otherwise for the Company or any of its Affiliates.

12. Withholding Obligations and Notice Requirement.

(a) At the time you exercise your Option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “same day sale” program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company and applicable law, including, but not limited to, Section 402 of the Sarbanes-Oxley Act of 2002) any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any of its Affiliates, which arise in connection with your Option.

(b) You may not exercise your Option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied or appropriate arrangements (acceptable to the Company) are made therefor.

13. Notices. Any notices provided for in your Option or the Plan shall be given in writing and shall be deemed effectively given upon receipt, or in the case of notices delivered by mail to you, five (5) days after deposit in the United States mail (or with another delivery service), certified or registered mail, return receipt requested, postage prepaid, addressed to you at the last address you provided to the Company.

14. Signature in Counterparts. This Stock Option Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15. Option Subject to Plan Document. By entering into this Stock Option Agreement, you agree and acknowledge that you have received and read a copy of the Plan and Management Stockholders Agreement. The Option is subject to the terms and provisions of the Plan and the Management Stockholders Agreement and such terms and provisions are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan or the Management Stockholders Agreement, the applicable terms and provisions of the Plan or Management Stockholders Agreement, as applicable, will govern and prevail. In the event of a conflict between any term or provision of the Plan and any term or provision of the Management Stockholders Agreement, the applicable terms and provisions of the Management Stockholders Agreement will govern and prevail.

NOTICE OF EXERCISE

Serena Software, Inc. 1850 Gateway Drive, 4th Floor San Mateo, CA 94404	Date of Exercise:

Ladies and Gentlemen:

This constitutes notice under my stock option that I, as Optionee, elect to purchase the number of Shares for the price set forth below.

Type of option (check one):	Incentive	Nonstatutory
Stock option dated:

Number of Shares as to which option is exercised:

Certificates to be issued in name of:

Total exercise price:	$

Consideration delivered herewith:	$

By this exercise, I agree (i) to execute or provide such additional documents as Serena Software, Inc. (the “Company”) may reasonably require pursuant to the terms of this Notice of Exercise and the Company’s Amended and Restated 2006 Stock Incentive Plan (the “Plan”), and (ii) to provide for the payment by me to the Company (in the manner designated by the Company) of the Company’s withholding obligation, if any, relating to the exercise of this Option.

I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the “Shares”):

I am aware that my investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. I am able, without impairing my financial condition, to hold the Shares for an indefinite period and to suffer a complete loss of my investment in the Shares.

I represent and warrant to the Company that I am acquiring and will hold the Shares for investment for my account only, and not with a view to, or for resale in connection with, any “distribution” of the Shares within the meaning of the Securities Act of 1933 (the “Securities Act”) or the similar laws of any state or foreign jurisdiction.

I understand that the Shares have not been registered under the Securities Act, the Securities Exchange Act of 1934, or under the similar laws of any state or foreign jurisdiction (collectively, “Applicable Securities Laws”) by reason of a specific exemption therefrom and that the Shares must be held indefinitely, unless they are subsequently registered under the Applicable Securities Laws or I obtain an opinion of counsel (in form and substance satisfactory to the Company and its counsel) that registration is not required.

I acknowledge that the Company is under no obligation to register the Shares under Applicable Securities Laws.

I am aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. These conditions may include (without limitation) that certain current public information about the issuer is available, that the resale occurs only after the holding period required by Rule 144 has been satisfied, that the sale occurs through an unsolicited “broker’s transaction” and that the amount of securities being sold during any three-month period does not exceed specified limitations. I understand that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

I will not sell, transfer or otherwise dispose of the Shares in violation of the Plan, the agreement under which my right to acquire the Shares was granted, Applicable Securities Laws, or the rules promulgated thereunder, including Rule 144 under the Securities Act.

I acknowledge that I have received and had access to such information as I consider necessary or appropriate for deciding whether to invest in the Shares and that I had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Shares. I specifically acknowledge that I have reviewed or had the opportunity to review (i) the Plan, (ii) a summary of the Plan, and (iii) financial information and risk factors related to the Company and an investment in the Shares, including, without limitation, the Company’s most recent annual, quarterly and current reports, which are available from the Securities and Exchange Commission’s website at www.sec.gov.

I acknowledge that the Shares will be subject to certain encumbrances, including, but not limited to, drag along rights in favor of certain stockholders of the Company, repurchase rights in favor of the Company, limitations on transfer, and other encumbrances set forth in the Plan, Stock Option Agreement, Management Stockholders Agreement and other applicable agreements and/or described in the Company’s bylaws or certificate of incorporation in effect at such time as the Company or such other person elects to exercise its or his right.

I acknowledge that I am acquiring the Shares subject to all other terms of the Plan, the Stock Option Grant Notice, the Stock Option Agreement and the Management Stockholders Agreement.

I further agree that if required by the Company (or a representative of the underwriter(s)) in connection with the first underwritten registration of the offering of any equity securities of the Company under the Securities Act (or any underwritten registration of any securities of the Company prior to that time), for a specified period of time, I will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Shares or other securities of the Company held by me. I further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to my Shares until the end of such period.

2

I agree, and as a condition of exercise if I am married I will obtain the agreement of my spouse, that prior to the effectiveness of the first underwritten registration of the Company’s equity securities under the Securities Act, I will not transfer any or all of the Shares unless pursuant to an exception provided in the Plan or the Stock Option Agreement.

I agree that as a condition to this exercise, the certificates evidencing the Shares shall remain in the physical custody of the Company or its designee at all times prior to the last to occur of (i) the date on which all contractual restrictions set forth in the Plan, the Company’s Articles of Incorporation and/or bylaws, or in the documents evidencing the Stock Option Agreement lapse, or (ii) the date on which all contractual requirements set forth in the Plan, the Company’s Articles of Incorporation and/or bylaws, or in the documents evidencing the Stock Option Agreement are satisfied. As a condition to this exercise I agree to execute three (3) copies of the Assignment Separate From Certificate (with date and number of Shares blank) substantially in the form attached to this Notice of Exercise as Attachment A, and two (2) copies of the Joint Escrow Instructions substantially in the form attached to this Notice of Exercise as Attachment B, and to deliver the same to the Company, along with such additional documents as the Company may require.

I further acknowledge that all certificates representing any of the Shares subject to the provisions of my Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company’s Certificate of Incorporation, by-laws, and/or Applicable Securities Laws.

3

I agree to seek the consent of my spouse to the extent required by the Company to enforce the foregoing.

Very truly yours,

Signature:

Print Name:

SPOUSAL CONSENT (if applicable):

The undersigned spouse of Optionee has read and hereby approves the terms and conditions of this Notice of Exercise. In consideration of the Company issuing his or her spouse the Shares, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan, Management Stockholders Agreement and Joint Escrow Instructions (if applicable) and, if the undersigned resides in a community property state, further agrees that any community property interest shall be similarly bound.

Signature of Spouse

Date:

ATTACHMENTS:

A.	Form of Assignment Separate from Certificate
B.	Form of Joint Escrow Instructions

4

ATTACHMENT A

FORM OF ASSIGNMENT SEPARATE FROM CERTIFICATE

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Stock Option Grant Notice and Stock Option Agreement,                                          hereby sells, assigns and transfers unto                                          (“Assignee”)                      (            ) shares of the Common Stock of Serena Software, Inc. (“Shares”), standing in the undersigned’s name on the books of said corporation represented by Certificate No.              herewith and do hereby irrevocably constitute and appoint                                          as attorney-in-fact to transfer the said stock on the books of the within named issuer with full power of substitution in the premises. This Assignment may be used only in accordance with and subject to the terms and conditions of the Stock Option Agreement and the Plan, in connection with the reacquisition or transfer of the Shares issued to the undersigned pursuant to the Stock Option Agreement, and only to the extent that such Shares remain subject to the transferee’s rights to acquire the Shares and other restrictions applicable under the Stock Option Agreement and the Plan.

Dated:

Signature:

Print Name:

[INSTRUCTION: Please do not fill in any blanks other than the signature line. The purpose of this Assignment is to enable the Company to administer its rights set forth in the Award without requiring additional signatures on your part.]

ATTACHMENT B

FORM OF JOINT ESCROW INSTRUCTIONS

JOINT ESCROW INSTRUCTIONS

[Date]

Attn: [Title]

[Address]

Dear Sir/Madam:

As Escrow Agent for both Serena Software, Inc. (the “Company”), and the undersigned recipient of stock of the Company (“Recipient”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of the “Plan” and “Stock Option Agreement” (as referenced in the Notice of Exercise to which this document is attached), in accordance with the following instructions:

1. In the event that (i) certain stockholders of the Company exercise their drag-along rights, (ii) the Company exercises its repurchase rights, (iii) the Company exercises its rights to require that the Shares be contributed to a trust as set forth in Section 13(b) of the Plan, or (iv) the Company or any other Person exercises other contractual rights applicable to the Shares and in effect as of the date hereof, the Company or its assignee will give to Recipient and you a written notice specifying that the Shares of stock shall be transferred as described in the Plan, the Recipient’s Stock Option Agreement, or other applicable governing documents. Recipient and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

At the closing, you are directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of Shares being transferred, and (c) to deliver same, together with the certificate evidencing the Shares of stock to be transferred, to the Company or other proper transferee.

2. In the event that all applicable restrictions lapse, and when certain requirements are satisfied, the Company or its assignee will give to Recipient and you a written notice specifying that the appropriate number of Shares shall be transferred to the Recipient along with any cash or in-kind dividends declared subsequent to the date hereof and which relate to such Shares. Recipient and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

At the closing, you are directed to deliver a certificate evidencing the appropriate number of Shares, together with any cash or in-kind dividends declared subsequent to the date hereof and which relate to such Shares, to the Recipient.

3. Recipient irrevocably authorizes the Company to deposit with you any certificates evidencing Shares of stock to be held by you hereunder and any additions and substitutions to said Shares as specified in the Stock Option Grant Notice or the Stock Option Agreement. Recipient does hereby irrevocably constitute and appoint you as Recipient’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and to complete any transaction herein contemplated.

4. This escrow shall terminate upon the date on which all contractual restrictions or requirements set forth in the Plan or in the documents evidencing the restrictions applicable to the Shares lapse or are satisfied as determined by the Company.

5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Recipient, you shall deliver all of same to any pledgee entitled thereto or, if none, to Recipient and shall be discharged of all further obligations hereunder.

6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties or their assignees. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Recipient while acting in good faith and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9. You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Stock Option Grant Notice or any documents or papers deposited or called for hereunder.

10. You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11. You shall be entitled to employ such legal counsel, including but not limited to Simpson Thacher & Bartlett LLP, and other experts as you may deem necessary to advise you in connection with your obligations hereunder, and you may rely upon the advice of such counsel, and may pay such counsel reasonable compensation for such advice.

12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be [Fill in Title of Escrow Agent] of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company may appoint any officer or assistant officer of the Company as successor Escrow Agent and Recipient hereby confirms the appointment of such successor or successors as his attorney-in-fact and agent to the full extent of your appointment.

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13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, you may (but are not obligated to) retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail (or upon deposit with another delivery service), with postage and fees prepaid, addressed to each of the other parties hereunto entitled at the following addresses, or at such other addresses as a party may designate by ten (10) days’ written notice to each of the other parties hereto:

COMPANY:	Serena Software, Inc.
1850 Gateway Drive, 4th Floor San Mateo, CA 94404
Attn: [Title]

RECIPIENT:

ESCROW AGENT:	[Name]
[Address]
Attn: [Fill in Title]

16. By signing these Joint Escrow Instructions you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Notice of Exercise.

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17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. It is understood and agreed that references to “you” or “your” herein refer to the original Escrow Agent and to any and all successor Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Stock Option Agreement, the Notice of Exercise and these Joint Escrow Instructions in whole or in part.

Very truly yours,

SERENA SOFTWARE, INC.

By:

RECIPIENT

[Participant’s Name]

ESCROW AGENT:

By:

Name:

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